Exhibit 10.3

FORM OF PROJECT AGREEMENT FOR PROTOCOL #: ___________

Protocol Number:
Protocol Title:

Pursuant to the Master Agreement entered into by Advaxis, Inc. (“ADVAXIS”) and Numoda Corporation (“Numoda”) on June 19, 2009 (“MA”), this Project Agreement (PA) and attachments, including:

A.	Description of Services – Project Specifications

B.	Integration Assumptions, Systems, and Reporting Tools

C.	Project Budget

D.	Payment Schedule/Terms

E.	Transfer of Regulatory Obligations

is entered into and is effective on the Effective Date shown below. Only when specified in the MA, the parties agree that Numoda shall perform the Project Agreement in accordance with and is subject to all the terms and conditions of the MA. The Project Agreement is incorporated in and made a part of the MA. In the event that a discrepancy exists between the terms of the MA and this PA, this PA shall supersede.

Effective Date:

The parties agree as follows:

1.	Scope of Work: Numoda agrees to provide services for this study (“Project”) as outlined in Attachment A (Description of Services – Project Specifications). The Parties understand Attachments A, B, C and D may need some adjustments after the date of signing this Project Agreement, in order to reflect any material differences between the protocol provided to Numoda and the final protocol. ADVAXIS transfers to Numoda the obligations listed in Attachment E in accordance with 21 CFR §312.52.

2.	Payment: Payments will be made in accordance with Attachment D. Upon final reconciliation, additional services not included in the scope of work, that was mutually agreed to in writing, and having been done, will be billed to ADVAXIS, and any overpayment attributable to services not rendered or costs not incurred, will be refunded to ADVAXIS .

3.	Term: The term of this Project Agreement shall commence on the Effective Date and shall continue until the Project as described in this Project Agreement is completed, unless this Project Agreement is terminated earlier in accordance with the MA.

4.	Contact: Until further notice and for the purpose of this Project Agreement, Numoda’s contact within ADVAXIS will be John Rothman, and ADVAXIS’ contact within Numoda will be Mike Dempsey, the Project Controller.

For ADVAXIS:	For Numoda Corporation:

Sign:	Sign:

Print:	Print:

Title:	Title:

Date:	Date: